UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

MEGA MATRIX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-13387	94-3263974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

650-340-1888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MPU	NYSE American Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 1, 2024, Mega Matrix Corp. (the “Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”), with several accredited investors (“Purchasers”), relating to the issuance and sale to the Purchasers in a private placement of:

●	340,909 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $2.20 per share and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 340,909 shares at a purchase price of $2.199 per pre-funded warrant;

●	Series A common stock warrants to purchase up to an aggregate of 681,818 shares of Common Stock at an exercise price of $2.20 per share; and

●	Series B common stock warrants to purchase up to an aggregate of 681,818 shares of Common Stock at an exercise price of $2.20 per share.

The Pre-Funded Warrants are exercisable immediately upon issuance and expire when exercised in full at an exercise price of $0.001 per share.

The Series A and Series B common stock warrants (collectively, the “Warrants”) will be exercisable immediately upon issuance. The Series A common stock warrants will expire twenty-four months following the issuance date and the Series B common stock warrants will expire five and one-half years following the issuance date.

The Pre-Funded Warrants and the Warrants to be issued in the private placement will provide that a holder of Pre-Funded Warrants or Warrants, as applicable, will not have the right to exercise any portion of its Pre-Funded Warrants or Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 9.99%. If there is no effective registration statement at the time of exercise, the Warrants may be exercised on cashless basis.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the private placement, pursuant to that certain engagement letter, dated as of July 9, 2024, between the Company and Wainwright (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company agreed to pay Wainwright a cash fee equal to 7.5% of the aggregate gross proceeds of the private placement. In addition, the Company agreed to pay Wainwright certain expenses and issued to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 34,091 Shares at an exercise price equal to $2.75 per share. The Placement Agent Warrants are exercisable immediately upon issuance and have a term of exercise equal to five and a half years from the date of issuance.

The Private Placement closed on August 5, 2024. The aggregate gross proceeds to the Company from the private placement were approximately $1.5 million, before deducting the placement agent commissions and estimated offering expenses payable by the Company. The Company expects the net proceeds from the Private Placement to be used for working capital and general corporate purposes.

The foregoing description of the Purchase Agreement, the Pre-Funded Warrant, the Warrants, and the Placement Agent Warrants do not purport to be complete and is qualified in its entirety by references to the full text of the form of Purchase Agreement, the form of Pre-funded Warrant, form of Series A common stock warrant, form of Series B common stock warrant, and form of Placement Agent Warrant which is filed as Exhibits 10.1, 4.1, 4.2. 4.3, and 4.4, respectfully, to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

In connection with the Private Placement, the Company also entered into a registration rights agreement, dated August 1, 2024 (the “Registration Rights Agreement”) with the Purchasers requiring the Company to register the resale of the Shares and the shares underlying the Pre-Funded Warrants and Warrants (“Registrable Securities”). The Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) on or before 20 days following the closing of the Private Placement (the “Filing Deadline”), and to use best efforts to have the registration statement declared effective within 75 days of the Filing Deadline (or, in the event of a “full review” by the SEC, within 120 days of the Filing Deadline)(the “Effectiveness Date”). The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) registration statement is not filed on or prior to its Filing Date (if the Company files the registration statement without affording the holder the opportunity to review and comment on the same or the Company subsequently withdraws the filing of the registration statement, the Company shall be deemed to have not satisfied this clause (i) as of the Filing Date), or (ii) the Company fails to file with the SEC a request for acceleration of the registration statement within ten (10) trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a registration statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such registration statement within sixty (60) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such registration statement to be declared effective, or (iv) the registration statement registering for resale all of the Registrable Securities is not declared effective by the SEC by the Effectiveness Date, or (v) after the effective date of the registration statement, such registration statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the holders are otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities, for more than sixty (60) consecutive calendar days or more than an aggregate of ninety (90) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such ten (10) Trading Day period is exceeded, and for purpose of clause (iii) the date which such sixty (60) calendar day period is exceeded, and for purpose of clause (v) the date on which such sixty (60) or ninety (90) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then the Company shall pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the aggregate subscription amount paid by the holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law), accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by references to the full text of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent required by Item 3.02 of Form 8-K, is hereby incorporated by reference herein. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the Shares, the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants or the Shares issuable upon exercise of the Pre-Funded Warrants, the Warrants or the Placement Agent Warrants (collectively, the “Securities”) were made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Securities have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Common Stock Warrant
4.3	Form of Series B Common Stock Warrant
4.4	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement dated August 1, 2024
10.2	Form of Registration Rights Agreement, dated August 1, 2024
99.1	Press release dated August 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mega Matrix Corp.
a Delaware corporation

	By:	/s/ Yucheng Hu
Yucheng Hu, Chief Executive Officer

Dated: August 5, 2024

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